Exhibit 99.1

2021–Q3

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended September 30, 2021

Overview: Section I

- Summary Description 1
- Equity Research Coverage 2
- Selected Financial Summary Data 3
- Selected Portfolio Data 4

Financial Statements: Section II

- Consolidated Balance Sheets 5
- Consolidated Statements of Operations 6
- Funds from Operations 7
- Diluted Share and Unit Computations 8
- Adjusted Funds from Operations 9
- EBITDAre and Adjusted EBITDA 10

Portfolio Information: Section III

- Office and Data Center Shell Properties by Segment 11
- NOI from Real Estate Operations and Occupancy by Property Grouping 12
- Consolidated Real Estate Revenues and NOI by Segment 13
- Cash NOI by Segment 14
- Same Properties Average Occupancy Rates by Segment 15
- Same Properties Period End Occupancy Rates by Segment 15
- Same Properties Real Estate Revenues and NOI by Segment 16
- Same Properties Cash NOI by Segment 17
- Leasing – Office and Data Center Shell Portfolio 18-19
- Lease Expiration Analysis 20-21
- 2022 Core Portfolio Quarterly Lease Expiration Analysis 22
- Top 20 Tenants 23

Investing Activity: Section IV

- Property Dispositions 24
- Summary of Development Projects 25
- Development Placed in Service 26
- Summary of Land Owned/Controlled 27

Capitalization: Section V

- Capitalization Overview 28
- Summary of Outstanding Debt 29-30
- Debt Analysis 31
- Consolidated Real Estate Joint Ventures 32
- Unconsolidated Real Estate Joint Ventures 33

Reconciliations & Definitions: Section VI

- Supplementary Reconciliations of Non-GAAP Measures 34-36
- Definitions 37-43

Earnings Release: i-ix

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of September 30, 2021, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of September 30, 2021, our core portfolio of 184 office and data center shell properties, including 19 owned through unconsolidated joint ventures, encompassed 21.5 million square feet and was 94.8% leased. As of the same date, we also owned a wholesale data center with a capacity of 19.25 megawatts that was 86.7% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie Krewson-Kelly, VP of IR
Todd Hartman, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv (formerly Thomson’s First Call). Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Net income (loss)	6	$28,794	$43,898	$(6,079)	$83,549	$(31,342)	$66,613	$19,329
NOI from real estate operations	13	$90,460	$90,780	$89,107	$89,304	$84,643	$270,347	$252,532
Same Properties NOI	16	$76,728	$76,819	$74,369	$75,633	$74,046	$227,916	$224,197
Same Properties cash NOI	17	$77,219	$77,429	$72,664	$76,515	$73,697	$227,312	$224,024
Adjusted EBITDA	10	$83,991	$85,186	$83,338	$82,298	$80,062	$252,515	$236,633
Diluted AFFO avail. to common share and unit holders	9	$53,635	$54,781	$52,387	$56,792	$50,340	$160,433	$138,525
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.825	$0.825

Per share - diluted:
EPS	8	$0.24	$0.38	$(0.06)	$0.73	$(0.29)	$0.56	$0.14
FFO - Nareit	8	$0.56	$0.35	$0.27	$0.53	$0.04	$1.19	$0.97
FFO - as adjusted for comparability	8	$0.57	$0.58	$0.56	$0.56	$0.54	$1.71	$1.56

Numerators for diluted per share amounts:
Diluted EPS	6	$26,933	$42,256	$(6,839)	$81,501	$(31,990)	$62,431	$15,347
Diluted FFO available to common share and unit holders	7	$63,898	$40,212	$30,997	$60,137	$5,069	$135,184	$109,658
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$65,179	$65,605	$64,454	$64,188	$61,485	$194,868	$177,168

Payout ratios:
Diluted FFO	N/A	48.8%	77.5%	100.5%	51.8%	613.6%	69.2%	85.1%
Diluted FFO - as adjusted for comparability	N/A	47.8%	47.5%	48.3%	48.6%	50.7%	48.0%	52.8%
Diluted AFFO	N/A	58.1%	56.9%	59.5%	54.9%	61.9%	58.3%	67.5%

CAPITALIZATION
Total Market Capitalization	28	$5,251,729	$5,315,385	$5,226,694	$5,062,432	$4,898,459
Total Equity Market Capitalization	28	$3,069,056	$3,184,310	$2,995,090	$2,960,967	$2,701,186
Gross debt	29	$2,208,923	$2,157,325	$2,257,854	$2,127,715	$2,247,523
Net debt to adjusted book	31	39.4%	39.4%	40.8%	39.1%	41.0%	N/A	N/A
Net debt plus preferred equity to adjusted book	31	39.4%	39.4%	40.8%	39.1%	41.1%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	4.8x	4.9x	4.3x	4.1x	3.9x	4.7x	3.8x
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.3x	6.3x	6.6x	6.2x	6.8x	N/A	N/A
Net debt adjusted for fully-leased development plus pref. equity to in-place adj. EBITDA ratio	31	5.9x	5.8x	6.3x	5.9x	6.4x	N/A	N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	9/30/21	6/30/21 (2)	3/31/21	12/31/20	9/30/20
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	186	184	182	181	176
Consolidated Portfolio	167	165	165	164	161
Core Portfolio	184	182	180	179	174
Same Properties	159	159	159	159	159

% Occupied
Total Portfolio	93.3%	93.2%	93.8%	94.1%	93.8%
Consolidated Portfolio	92.2%	92.0%	92.9%	93.2%	93.0%
Core Portfolio	93.5%	93.4%	94.0%	94.3%	94.0%
Same Properties	92.2%	92.2%	92.6%	92.9%	92.9%

% Leased
Total Portfolio	94.6%	94.1%	94.7%	94.8%	94.4%
Consolidated Portfolio	93.7%	93.0%	93.9%	94.0%	93.6%
Core Portfolio	94.8%	94.3%	94.9%	95.0%	94.6%
Same Properties	93.7%	93.2%	93.6%	93.8%	93.5%

Square Feet (in thousands)
Total Portfolio	21,660	21,198	21,006	20,959	20,389
Consolidated Portfolio	18,479	18,016	18,257	18,209	17,940
Core Portfolio	21,503	21,041	20,849	20,802	20,232
Same Properties	17,362	17,362	17,362	17,362	17,362

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	86.7%	86.7%	86.7%	86.7%	86.7%

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 33).
(2)The 6/30/21 portfolio data was restated to include a 63,000 square foot property previously reported as removed from service for redevelopment since we no longer intend to redevelop the property.

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Assets
Properties, net:
Operating properties, net	$3,227,797	$3,099,182	$3,106,698	$3,115,280	$2,999,892
Development and redevelopment in progress, including land (1)	151,438	201,421	187,290	172,614	302,158
Land held (1)	227,887	230,114	285,266	274,655	284,888
Total properties, net	3,607,122	3,530,717	3,579,254	3,562,549	3,586,938
Property - operating right-of-use assets	38,854	39,333	39,810	40,570	36,442
Property - finance right-of-use assets	40,077	40,082	40,091	40,425	40,432
Assets held for sale, net	2,821	—	—	—	—
Cash and cash equivalents	14,570	17,182	36,139	18,369	11,458
Investment in unconsolidated real estate joint ventures	40,304	40,586	28,934	29,303	49,662
Accounts receivable, net	33,110	39,951	44,916	41,637	36,151
Deferred rent receivable	103,062	99,715	98,048	92,876	92,853
Intangible assets on real estate acquisitions, net	15,788	16,959	18,137	19,344	22,433
Deferred leasing costs, net	62,269	62,277	56,508	58,613	59,392
Investing receivables, net	75,947	73,073	71,831	68,754	74,136
Prepaid expenses and other assets, net	117,214	92,157	99,280	104,583	110,292
Total assets	$4,151,138	$4,052,032	$4,112,948	$4,077,023	$4,120,189
Liabilities and equity
Liabilities:
Debt	$2,159,732	$2,109,640	$2,207,903	$2,086,918	$2,181,551
Accounts payable and accrued expenses	176,636	127,027	96,465	142,717	140,921
Rents received in advance and security deposits	32,092	30,893	30,922	33,425	30,276
Dividends and distributions payable	31,306	31,302	31,305	31,231	31,307
Deferred revenue associated with operating leases	8,704	9,564	10,221	10,832	8,579
Property - operating lease liabilities	29,630	29,909	30,176	30,746	26,382
Interest rate derivatives	5,562	6,646	7,640	9,522	10,977
Other liabilities	10,691	9,699	15,599	12,490	17,038
Total liabilities	2,454,353	2,354,680	2,430,231	2,357,881	2,447,031
Redeemable noncontrolling interests	26,006	26,040	25,925	25,430	23,522
Equity:
COPT’s shareholders’ equity:
Common shares	1,123	1,123	1,123	1,122	1,122
Additional paid-in capital	2,480,412	2,478,416	2,476,807	2,478,906	2,479,321
Cumulative distributions in excess of net income	(839,676)	(835,894)	(847,407)	(809,836)	(860,647)
Accumulated other comprehensive loss	(5,347)	(6,415)	(7,391)	(9,157)	(10,548)
Total COPT’s shareholders’ equity	1,636,512	1,637,230	1,623,132	1,661,035	1,609,248
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	21,568	21,604	21,345	20,465	19,522
Preferred units in the Operating Partnership	—	—	—	—	8,800
Other consolidated entities	12,699	12,478	12,315	12,212	12,066
Total noncontrolling interests in subsidiaries	34,267	34,082	33,660	32,677	40,388
Total equity	1,670,779	1,671,312	1,656,792	1,693,712	1,649,636
Total liabilities, redeemable noncontrolling interests and equity	$4,151,138	$4,052,032	$4,112,948	$4,077,023	$4,120,189
(1)Refer to pages 25 and 27 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Revenues
Lease revenue	$145,749	$143,658	$144,624	$139,093	$133,875	$434,031	$397,034
Other property revenue	841	765	540	535	568	2,146	2,063
Construction contract and other service revenues	28,046	19,988	16,558	24,400	20,323	64,592	46,240
Total revenues	174,636	164,411	161,722	164,028	154,766	500,769	445,337
Operating expenses
Property operating expenses	57,190	54,616	56,974	52,085	51,552	168,780	151,755
Depreciation and amortization associated with real estate operations	36,611	37,555	37,321	36,653	35,332	111,487	101,540
Construction contract and other service expenses	27,089	19,082	15,793	23,563	19,220	61,964	44,052
Impairment losses	—	—	—	—	1,530	—	1,530
General and administrative expenses	7,269	7,293	6,062	7,897	5,558	20,624	17,372
Leasing expenses	2,073	1,929	2,344	1,993	1,909	6,346	5,739
Business development expenses and land carry costs	1,093	1,372	1,094	999	1,094	3,559	3,474
Total operating expenses	131,325	121,847	119,588	123,190	116,195	372,760	325,462
Interest expense	(15,720)	(15,942)	(17,519)	(17,148)	(17,152)	(49,181)	(50,789)
Interest and other income	1,818	2,228	1,865	3,341	1,746	5,911	5,233
Credit loss recoveries (expense)	326	(193)	907	772	1,465	1,040	161
Gain on sales of real estate	(32)	40,233	(490)	30,204	—	39,711	5
Gain on sale of investment in unconsolidated real estate joint venture	—	—	—	29,416	—	—	—
Loss on early extinguishment of debt	(1,159)	(25,228)	(33,166)	(4,069)	(3,237)	(59,553)	(3,237)
Loss on interest rate derivatives	—	—	—	—	(53,196)	—	(53,196)
Income (loss) before equity in income of unconsolidated entities and income taxes	28,544	43,662	(6,269)	83,354	(31,803)	65,937	18,052
Equity in income of unconsolidated entities	297	260	222	453	477	779	1,372
Income tax expense	(47)	(24)	(32)	(258)	(16)	(103)	(95)
Net income (loss)	28,794	43,898	(6,079)	83,549	(31,342)	66,613	19,329
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(357)	(559)	85	(995)	386	(831)	(185)
Preferred units in the Operating Partnership	—	—	—	(69)	(77)	—	(231)
Other consolidated entities	(1,336)	(938)	(675)	(817)	(812)	(2,949)	(3,207)
Net income (loss) attributable to COPT common shareholders	$27,101	$42,401	$(6,669)	$81,668	$(31,845)	$62,833	$15,706
Amount allocable to share-based compensation awards	(79)	(125)	(170)	(280)	(145)	(320)	(359)
Redeemable noncontrolling interests	(89)	(20)	—	44	—	(82)	—
Distributions on dilutive convertible preferred units	—	—	—	69	—	—	—
Numerator for diluted EPS	$26,933	$42,256	$(6,839)	$81,501	$(31,990)	$62,431	$15,347

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Net income (loss)	$28,794	$43,898	$(6,079)	$83,549	$(31,342)	$66,613	$19,329
Real estate-related depreciation and amortization	36,611	37,555	37,321	36,653	35,332	111,487	101,540
Impairment losses on real estate	—	—	—	—	1,530	—	1,530
Gain on sales of real estate	32	(40,233)	490	(30,204)	—	(39,711)	(5)
Depreciation and amortization on unconsolidated real estate JVs (1)	525	476	454	874	819	1,455	2,455
Gain on sale of investment in unconsolidated real estate JV	—	—	—	(29,416)	—	—	—
FFO - per Nareit (2)(3)	65,962	41,696	32,186	61,456	6,339	139,844	124,849
Noncontrolling interests - preferred units in the Operating Partnership	—	—	—	(69)	(77)	—	(231)
FFO allocable to other noncontrolling interests (4)	(1,696)	(1,302)	(1,027)	(1,091)	(1,074)	(4,025)	(14,614)
Basic FFO allocable to share-based compensation awards	(313)	(193)	(162)	(272)	(119)	(663)	(449)
Basic FFO available to common share and common unit holders (3)	63,953	40,201	30,997	60,024	5,069	135,156	109,555
Dilutive preferred units in the Operating Partnership	—	—	—	69	—	—	—
Redeemable noncontrolling interests	(68)	11	—	44	—	1	103
Diluted FFO adjustments allocable to share-based compensation awards	13	—	—	—	—	27	—
Diluted FFO available to common share and common unit holders - per Nareit (3)	63,898	40,212	30,997	60,137	5,069	135,184	109,658
Loss on early extinguishment of debt	1,159	25,228	33,166	4,069	3,237	59,553	3,237
Loss on interest rate derivatives	—	—	—	—	53,196	—	53,196
Demolition costs on redevelopment and nonrecurring improvements	129	302	—	—	11	431	63
Dilutive preferred units in the Operating Partnership	—	—	—	—	77	—	231
FFO allocation to other noncontrolling interests resulting from capital event (4)	—	—	—	—	—	—	11,090
Diluted FFO comparability adjustments for redeemable noncontrolling interests	—	—	458	—	34	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(7)	(137)	(167)	(18)	(139)	(300)	(307)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$65,179	$65,605	$64,454	$64,188	$61,485	$194,868	$177,168

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 33.
(2)See reconciliation on page 34 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
EPS Denominator:
Weighted average common shares - basic	111,985	111,974	111,888	111,817	111,811	111,949	111,778
Dilutive effect of share-based compensation awards	375	297	—	320	—	285	278
Dilutive effect of redeemable noncontrolling interests	138	133	—	117	—	130	—
Dilutive convertible preferred units	—	—	—	155	—	—	—
Weighted average common shares - diluted	112,498	112,404	111,888	112,409	111,811	112,364	112,056
Diluted EPS	$0.24	$0.38	$(0.06)	$0.73	$(0.29)	$0.56	$0.14

Weighted Average Shares for period ended:
Common shares	111,985	111,974	111,888	111,817	111,811	111,949	111,778
Dilutive effect of share-based compensation awards	375	297	261	320	274	311	278
Common units	1,262	1,262	1,246	1,239	1,240	1,257	1,235
Redeemable noncontrolling interests	138	133	—	117	—	130	125
Dilutive convertible preferred units	—	—	—	155	—	—	—
Denominator for diluted FFO per share	113,760	113,666	113,395	113,648	113,325	113,647	113,416
Redeemable noncontrolling interests	—	—	940	—	109	—	—
Dilutive convertible preferred units	—	—	—	—	176	—	176
Denominator for diluted FFO per share, as adjusted for comparability	113,760	113,666	114,335	113,648	113,610	113,647	113,592
Weighted average common units	(1,262)	(1,262)	(1,246)	(1,239)	(1,240)	(1,257)	(1,235)
Redeemable noncontrolling interests	—	—	(940)	—	(109)	—	(125)
Anti-dilutive EPS effect of share-based compensation awards	—	—	(261)	—	(274)	(26)	—
Dilutive convertible preferred units	—	—	—	—	(176)	—	(176)
Denominator for diluted EPS	112,498	112,404	111,888	112,409	111,811	112,364	112,056
Diluted FFO per share - Nareit	$0.56	$0.35	$0.27	$0.53	$0.04	$1.19	$0.97
Diluted FFO per share - as adjusted for comparability	$0.57	$0.58	$0.56	$0.56	$0.54	$1.71	$1.56

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$65,179	$65,605	$64,454	$64,188	$61,485	$194,868	$177,168
Straight line rent adjustments and lease incentive amortization	(1,806)	(1,288)	(3,357)	3,438	(1,009)	(6,451)	662
Amortization of intangibles and other assets included in NOI	41	41	40	24	(39)	122	(186)
Share-based compensation, net of amounts capitalized	2,048	2,009	1,904	1,751	1,727	5,961	4,754
Amortization of deferred financing costs	736	811	793	664	658	2,340	1,875
Amortization of net debt discounts, net of amounts capitalized	567	520	542	504	453	1,629	1,229
Replacement capital expenditures (1)	(13,331)	(13,095)	(12,230)	(13,973)	(13,085)	(38,656)	(46,971)
Other diluted AFFO adjustments associated with real estate JVs (2)	201	178	241	196	150	620	(6)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$53,635	$54,781	$52,387	$56,792	$50,340	$160,433	$138,525

Replacement capital expenditures (1)
Tenant improvements and incentives	$8,654	$8,303	$7,139	$9,165	$6,950	$24,096	$27,177
Building improvements	7,793	6,771	3,628	7,523	10,400	18,192	26,537
Leasing costs	2,939	2,805	1,129	1,514	1,934	6,873	6,918
Net (exclusions from) additions to tenant improvements and incentives	(1,523)	(988)	2,900	(370)	(943)	389	1,412
Excluded building improvements and leasing costs	(4,532)	(3,796)	(2,566)	(3,859)	(5,256)	(10,894)	(15,073)
Replacement capital expenditures	$13,331	$13,095	$12,230	$13,973	$13,085	$38,656	$46,971

(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32 and COPT’s share of unconsolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Net income (loss)	$28,794	$43,898	$(6,079)	$83,549	$(31,342)	$66,613	$19,329
Interest expense	15,720	15,942	17,519	17,148	17,152	49,181	50,789
Income tax expense	47	24	32	258	16	103	95
Real estate-related depreciation and amortization	36,611	37,555	37,321	36,653	35,332	111,487	101,540
Other depreciation and amortization	589	1,045	555	513	457	2,189	1,324
Impairment losses on real estate	—	—	—	—	1,530	—	1,530
Gain on sales of real estate	32	(40,233)	490	(30,204)	—	(39,711)	(5)
Gain on sale of investment in unconsolidated real estate JV	—	—	—	(29,416)	—	—	—
Adjustments from unconsolidated real estate JVs	763	711	693	1,306	1,274	2,167	3,814
EBITDAre	82,556	58,942	50,531	79,807	24,419	192,029	178,416
Loss on early extinguishment of debt	1,159	25,228	33,166	4,069	3,237	59,553	3,237
Loss on interest rate derivatives	—	—	—	—	53,196	—	53,196
Net (gain) loss on other investments	—	(63)	—	(1,218)	250	(63)	252
Credit loss (recoveries) expense	(326)	193	(907)	(772)	(1,465)	(1,040)	(161)
Business development expenses	473	584	548	412	414	1,605	1,630
Demolition costs on redevelopment and nonrecurring improvements	129	302	—	—	11	431	63
Adjusted EBITDA	83,991	85,186	83,338	82,298	80,062	$252,515	$236,633
Proforma NOI adjustment for property changes within period	3,240	(379)	166	1,459	1,631
Change in collectability of deferred rental revenue	—	—	124	678	224
In-place adjusted EBITDA	$87,231	$84,807	$83,628	$84,435	$81,917

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 9/30/21
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	32	3,925	92.8%	95.1%
Howard County	35	2,855	85.9%	90.0%
Other	23	1,679	92.3%	93.1%
Total Fort Meade/BW Corridor	90	8,459	90.4%	93.0%
Northern Virginia (“NoVA”) Defense/IT	14	2,336	88.8%	90.6%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	21	1,242	96.5%	96.9%
Redstone Arsenal (Huntsville, Alabama)	17	1,520	99.3%	99.3%
Data Center Shells:
Consolidated Properties	7	1,557	100.0%	100.0%
Unconsolidated JV Properties (2)	19	3,182	100.0%	100.0%
Total Defense/IT Locations	176	19,356	94.1%	95.5%
Regional Office	8	2,147	87.8%	88.6%
Core Portfolio	184	21,503	93.5%	94.8%
Other Properties	2	157	66.2%	66.2%
Total Portfolio	186	21,660	93.3%	94.6%
Consolidated Portfolio	167	18,479	92.2%	93.7%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 9/30/21
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	148	15,733	91.7%	93.4%	$495,692	87.4%	$75,899	$225,399
Unconsolidated real estate JV	9	1,472	100.0%	100.0%	2,166	0.4%	504	1,506
Total Same Properties in Core Portfolio	157	17,205	92.4%	94.0%	497,858	87.8%	76,403	226,905
Properties Placed in Service (4)	17	2,588	96.6%	97.0%	64,434	11.4%	9,992	28,107
Other unconsolidated JV properties (5)	10	1,710	100.0%	100.0%	2,378	0.4%	358	3,658
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,382	10,666
Total Core Portfolio	184	21,503	93.5%	94.8%	564,670	99.6%	90,135	269,336
Other Properties (Same Properties) (3)	2	157	66.2%	66.2%	2,524	0.4%	325	1,011
Total Portfolio	186	21,660	93.3%	94.6%	$567,194	100.0%	$90,460	$270,347
Consolidated Portfolio	167	18,479	92.2%	93.7%	$562,650	99.2%	$89,400	$267,397

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Defense/IT Locations: (6)
Consolidated properties	157	16,174	93.0%	94.7%	$492,754	87.3%	$77,469	$229,429
Unconsolidated real estate JVs (5)	19	3,182	100.0%	100.0%	4,544	0.8%	1,060	2,950
Total Defense/IT Locations	176	19,356	94.1%	95.5%	497,298	88.1%	78,529	232,379
Regional Office	8	2,147	87.8%	88.6%	67,372	11.9%	8,415	26,470
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,191	10,487
Total Core Portfolio	184	21,503	93.5%	94.8%	$564,670	100.0%	$90,135	$269,336
(1)Percentages calculated based on operational square feet.
(2)Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $25.3 million as of 9/30/21. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.
(3)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/20.
(5)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2021 and 2020. See page 33 for additional disclosure regarding these JVs.
(6)For two data center shell properties in which we sold a 90% interest and retained a 10% interest through an unconsolidated real estate JV on 6/2/21, the activity associated with these properties prior to the sale is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$66,029	$64,840	$66,446	$63,733	$63,328	$197,315	$190,464
NoVA Defense/IT	15,291	14,712	15,211	14,993	14,699	45,214	42,824
Lackland Air Force Base	14,519	13,688	12,555	13,047	12,602	40,762	37,935
Navy Support	8,558	8,445	8,398	8,403	8,006	25,401	24,466
Redstone Arsenal	9,144	8,775	8,253	7,113	6,079	26,172	15,402
Data Center Shells-Consolidated	6,913	8,070	8,787	8,491	7,995	23,770	20,648
Total Defense/IT Locations	120,454	118,530	119,650	115,780	112,709	358,634	331,739
Regional Office	16,810	16,884	16,677	15,092	14,913	50,371	45,535
Wholesale Data Center	8,637	8,175	8,090	8,093	6,068	24,902	19,695
Other	689	834	747	663	753	2,270	2,128
Consolidated real estate revenues	$146,590	$144,423	$145,164	$139,628	$134,443	$436,177	$399,097

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,073	$43,126	$41,775	$42,319	$41,791	$127,974	$126,846
NoVA Defense/IT	9,311	9,174	9,335	9,437	9,454	27,820	27,059
Lackland Air Force Base	7,584	6,182	5,681	5,688	5,486	19,447	16,239
Navy Support	5,104	5,218	4,965	5,248	4,962	15,287	14,966
Redstone Arsenal	6,141	5,807	5,699	4,482	4,050	17,647	9,914
Data Center Shells:
Consolidated properties	6,256	7,293	7,705	7,603	7,134	21,254	18,341
COPT’s share of unconsolidated real estate JVs	1,060	973	917	1,761	1,752	2,950	5,190
Total Defense/IT Locations	78,529	77,773	76,077	76,538	74,629	232,379	218,555
Regional Office	8,415	9,042	9,013	8,155	7,131	26,470	23,328
Wholesale Data Center	3,292	3,546	3,669	4,260	2,426	10,507	9,357
Other	224	419	348	351	457	991	1,292
NOI from real estate operations	$90,460	$90,780	$89,107	$89,304	$84,643	$270,347	$252,532

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,301	$42,514	$39,666	$42,430	$41,365	$124,481	$125,503
NoVA Defense/IT	9,591	9,600	9,222	9,519	9,410	28,413	28,138
Lackland Air Force Base	6,637	6,122	5,999	6,006	5,929	18,758	17,533
Navy Support	5,381	5,394	4,965	5,376	5,130	15,740	15,524
Redstone Arsenal	5,262	4,890	4,706	4,383	2,848	14,858	7,922
Data Center Shells:
Consolidated properties	5,426	6,261	6,505	6,588	6,234	18,192	16,055
COPT’s share of unconsolidated real estate JVs	951	871	816	1,668	1,655	2,638	4,929
Total Defense/IT Locations	75,549	75,652	71,879	75,970	72,571	223,080	215,604
Regional Office	7,172	7,684	7,448	8,156	7,045	22,304	22,602
Wholesale Data Center	3,385	3,633	3,760	4,320	2,480	10,778	9,333
Other	200	429	363	356	438	992	1,253
Cash NOI from real estate operations	86,306	87,398	83,450	88,802	82,534	257,154	248,792
Straight line rent adjustments and lease incentive amortization	2,148	1,692	4,006	(3,104)	1,016	7,846	(435)
Amortization of acquired above- and below-market rents	99	98	99	99	98	296	291
Amortization of intangibles and other assets to property operating expenses	(140)	(139)	(139)	(122)	(60)	(418)	(105)
Lease termination fees, net	853	1,094	1,362	141	455	3,309	691
Tenant funded landlord assets and lease incentives	1,085	535	228	3,395	504	1,848	3,037
Cash NOI adjustments in unconsolidated real estate JVs	109	102	101	93	96	312	261
NOI from real estate operations	$90,460	$90,780	$89,107	$89,304	$84,643	$270,347	$252,532

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,192	89.6%	90.4%	90.3%	91.2%	90.8%	90.1%	91.5%
NoVA Defense/IT	13	1,988	86.9%	87.7%	87.8%	88.4%	88.4%	87.5%	86.4%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	96.7%	96.9%	96.8%	96.9%	94.6%	96.8%	94.0%
Redstone Arsenal	10	806	99.0%	99.2%	99.2%	99.1%	99.7%	99.2%	99.6%
Data Center Shells:
Consolidated properties	3	594	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,471	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	150	15,246	92.4%	93.0%	92.9%	93.4%	93.1%	92.7%	93.1%
Regional Office	7	1,959	90.8%	92.0%	92.0%	92.1%	92.1%	91.6%	91.6%
Core Portfolio Same Properties	157	17,205	92.2%	92.8%	92.8%	93.3%	93.0%	92.6%	92.9%
Other Same Properties	2	157	66.2%	67.0%	68.4%	68.4%	68.4%	67.2%	67.2%
Total Same Properties	159	17,362	92.0%	92.6%	92.6%	93.0%	92.8%	92.4%	92.7%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,192	90.1%	89.8%	90.3%	91.0%	90.9%
NoVA Defense/IT	13	1,988	86.8%	87.7%	87.6%	88.1%	88.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	96.5%	96.9%	96.9%	97.2%	95.6%
Redstone Arsenal	10	806	98.7%	99.2%	99.2%	98.9%	99.2%
Data Center Shells:
Consolidated properties	3	594	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,471	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	150	15,246	92.6%	92.6%	92.9%	93.3%	93.2%
Regional Office	7	1,959	90.8%	91.3%	92.5%	92.1%	92.3%
Core Portfolio Same Properties	157	17,205	92.4%	92.5%	92.8%	93.2%	93.1%
Other Same Properties	2	157	66.2%	66.2%	68.4%	68.4%	68.4%
Total Same Properties	159	17,362	92.2%	92.2%	92.6%	92.9%	92.9%

(1)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$64,643	$63,669	$65,278	$62,912	$62,694	$193,590	$188,567
NoVA Defense/IT	15,266	14,713	15,127	14,993	14,698	45,106	42,823
Lackland Air Force Base	13,551	13,420	12,555	13,047	12,603	39,526	37,936
Navy Support	8,558	8,445	8,398	8,403	8,007	25,401	24,466
Redstone Arsenal	4,828	4,785	4,555	4,487	4,449	14,168	13,530
Data Center Shells-Consolidated	2,361	2,366	2,419	2,559	2,281	7,146	6,907
Total Defense/IT Locations	109,207	107,398	108,332	106,401	104,732	324,937	314,229
Regional Office	15,121	15,205	14,995	14,829	14,913	45,321	45,535
Other Properties	665	652	665	663	753	1,982	2,127
Same Properties real estate revenues	$124,993	$123,255	$123,992	$121,893	$120,398	$372,240	$361,891

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,032	$42,378	$40,975	$41,756	$41,369	$125,385	$125,572
NoVA Defense/IT	9,288	9,174	9,251	9,436	9,454	27,713	27,060
Lackland Air Force Base	6,653	5,924	5,682	5,688	5,486	18,259	16,239
Navy Support	5,104	5,218	4,965	5,248	4,961	15,287	14,966
Redstone Arsenal	3,015	2,951	2,912	2,684	2,743	8,878	8,407
Data Center Shells:
Consolidated properties	2,068	2,070	2,066	2,072	1,942	6,204	5,818
COPT’s share of unconsolidated real estate JV	504	503	499	506	504	1,506	1,515
Total Defense/IT Locations	68,664	68,218	66,350	67,390	66,459	203,232	199,577
Regional Office	7,739	8,220	7,715	7,892	7,131	23,674	23,328
Other Properties	325	381	304	351	456	1,010	1,292
Same Properties NOI	$76,728	$76,819	$74,369	$75,633	$74,046	$227,916	$224,197

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,706	$42,074	$39,192	$42,069	$40,991	$122,972	$124,900
NoVA Defense/IT	9,593	9,599	9,138	9,519	9,410	28,330	28,138
Lackland Air Force Base	6,664	6,133	5,999	6,005	5,929	18,796	17,534
Navy Support	5,381	5,394	4,965	5,376	5,130	15,740	15,524
Redstone Arsenal	3,111	3,054	2,957	2,790	2,628	9,122	7,731
Data Center Shells:
Consolidated properties	1,823	1,778	1,806	1,783	1,670	5,407	4,977
COPT’s share of unconsolidated real estate JV	465	465	456	460	456	1,386	1,365
Total Defense/IT Locations	68,743	68,497	64,513	68,002	66,214	201,753	200,169
Regional Office	8,176	8,540	7,832	8,157	7,045	24,548	22,602
Other Properties	300	392	319	356	438	1,011	1,253
Same Properties cash NOI	77,219	77,429	72,664	76,515	73,697	227,312	224,024
Straight line rent adjustments and lease incentive amortization	(1,671)	(2,283)	24	(1,416)	(571)	(3,930)	(1,582)
Amortization of acquired above- and below-market rents	99	98	99	99	98	296	291
Amortization of intangibles and other assets to property operating expenses	—	—	—	—	(23)	—	(69)
Lease termination fees, net	853	1,094	1,362	141	455	3,309	693
Tenant funded landlord assets and lease incentives	191	441	178	249	342	810	690
Cash NOI adjustments in unconsolidated real estate JV	37	40	42	45	48	119	150
Same Properties NOI	$76,728	$76,819	$74,369	$75,633	$74,046	$227,916	$224,197
Percentage change in total Same Properties cash NOI (1)	4.8%					1.5%
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	3.8%					0.8%

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 9/30/21
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Total
Renewed Space
Leased Square Feet	206	10	79	242	538	15	553
Expiring Square Feet	345	25	96	246	713	17	730
Vacating Square Feet	139	15	18	4	176	2	177
Retention Rate (% based upon square feet)	59.8%	39.7%	81.7%	98.3%	75.4%	89.6%	75.7%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$4.13	$3.58	$1.59	$0.46	$2.09	$1.13	$2.07
Weighted Average Lease Term in Years	5.6	5.3	2.9	1.0	3.1	1.0	3.1
Average Rent Per Square Foot
Renewal Average Rent	$33.33	$23.56	$18.72	$23.49	$26.57	$33.52	$26.76
Expiring Average Rent	$33.84	$25.06	$17.19	$22.93	$26.32	$33.23	$26.51
Change in Average Rent	(1.5)%	(6.0)%	8.9%	2.4%	1.0%	0.9%	1.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.39	$29.50	$18.37	$23.49	$27.04	$33.84	$27.23
Expiring Cash Rent	$35.56	$30.11	$18.14	$22.93	$27.22	$33.79	$27.39
Change in Cash Rent	(3.3)%	(2.0)%	1.3%	2.4%	(0.6)%	0.2%	(0.6)%
Average Escalations Per Year	1.6%	2.5%	2.3%	—%	1.7%	—%	1.7%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	274	274	—	274
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$—	$—	$—	$4.30	$4.30	$—	$4.30
Weighted Average Lease Term in Years	—	—	—	17.0	17.0	—	17.0
Average Rent Per Square Foot	$—	$—	$—	$28.19	$28.19	$—	$28.19
Cash Rent Per Square Foot	$—	$—	$—	$24.98	$24.98	$—	$24.98
Vacant Space (3)
Leased Square Feet	170	32	—	5	207	8	215
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$9.09	$5.76	$—	$1.92	$8.41	$7.66	$8.38
Weighted Average Lease Term in Years	9.7	7.2	—	5.3	9.2	10.8	9.3
Average Rent Per Square Foot	$27.13	$29.14	$—	$24.30	$27.37	$29.89	$27.46
Cash Rent Per Square Foot	$25.59	$29.41	$—	$24.25	$26.14	$28.75	$26.24
Total Square Feet Leased	377	42	79	522	1,019	23	1,042
Average Escalations Per Year	2.2%	2.5%	2.3%	2.5%	2.4%	2.4%	2.4%
Average Escalations Excl. Data Center Shells							2.4%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred. Cash rent per square foot ignores the effect of rent abatements.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concessions.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Nine Months Ended 9/30/21
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	587	66	250	191	252	—	1,346	15	7	1,368
Expiring Square Feet	914	97	250	219	257	—	1,737	87	10	1,835
Vacating Square Feet	328	31	—	28	4	—	392	72	3	467
Retention Rate (% based upon square feet) (1)	64.2%	67.7%	100.0%	87.2%	98.4%	—%	77.5%	17.4%	67.0%	74.6%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.95	$2.24	$2.00	$1.58	$0.48	$—	$2.52	$1.13	$0.28	$2.49
Weighted Average Lease Term in Years	4.7	4.4	5.0	3.0	1.0	—	3.8	1.0	11.8	3.8
Average Rent Per Square Foot
Renewal Average Rent	$35.37	$31.06	$50.29	$22.24	$23.65	$—	$33.87	$33.52	$25.83	$33.82
Expiring Average Rent	$33.96	$29.52	$44.30	$21.36	$22.93	$—	$31.81	$33.23	$20.69	$31.77
Change in Average Rent	4.2%	5.2%	13.5%	4.1%	3.1%	—%	6.5%	0.9%	24.8%	6.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.39	$33.54	$48.52	$22.20	$23.65	$—	$33.67	$33.84	$26.32	$33.63
Expiring Cash Rent	$36.16	$33.89	$47.70	$22.46	$23.08	$—	$33.80	$33.79	$22.59	$33.74
Change in Cash Rent	(2.1)%	(1.0)%	1.7%	(1.2)%	2.5%	—%	(0.4)%	0.2%	16.5%	(0.3)%
Average Escalations Per Year	2.1%	2.5%	3.0%	2.6%	—%	—%	2.4%	—%	—%	2.4%
New Leases
Development and Redevelopment Space
Leased Square Feet	183	—	—	—	464	265	911	3	—	915
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$8.91	$—	$—	$—	$6.83	$—	$5.26	$13.83	$—	$5.29
Weighted Average Lease Term in Years	11.8	—	—	—	14.4	15.0	14.1	10.0	—	14.1
Average Rent Per Square Foot	$37.87	$—	$—	$—	$28.45	$31.40	$31.20	$73.66	$—	$31.36
Cash Rent Per Square Foot	$38.00	$—	$—	$—	$26.65	$27.70	$29.23	$68.89	$—	$29.38
Vacant Space (3)
Leased Square Feet	343	52	—	6	5	—	407	13	—	420
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$9.04	$6.72	$—	$6.13	$1.92	$—	$8.60	$8.56	$—	$8.60
Weighted Average Lease Term in Years	8.8	7.1	—	8.9	5.3	—	8.5	9.4	—	8.6
Average Rent Per Square Foot	$28.05	$29.93	$—	$40.18	$24.30	$—	$28.43	$29.57	$—	$28.47
Cash Rent Per Square Foot	$27.50	$30.18	$—	$44.00	$24.25	$—	$28.06	$28.26	$—	$28.06
Total Square Feet Leased	1,113	118	250	197	721	265	2,664	31	7	2,702
Average Escalations Per Year	2.3%	2.5%	3.0%	2.5%	2.5%	2.0%	2.4%	2.5%	—%	2.4%
Average Escalations Excl. Data Center Shells										2.4%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Retention rate includes the effect of 63,000 square feet vacated in a property in the Ft Meade/BW Corridor that was removed from service for redevelopment in June 2021 and excluded from reporting as of 6/30/21; this property was placed back into operations and retrospectively added to YTD reporting. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred. Cash rent per square foot ignores the effect of rent abatements.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	252	$7,730	1.4%	$30.70
NoVA Defense/IT	3	99	—%	30.11
Navy Support	95	3,369	0.6%	35.56
Redstone Arsenal	121	2,724	0.5%	22.50
Regional Office	24	932	0.2%	37.85
2021	495	14,854	2.6%	29.98
Ft Meade/BW Corridor	1,032	36,237	6.4%	35.09
NoVA Defense/IT	109	3,752	0.7%	34.49
Navy Support	225	6,223	1.1%	27.60
Redstone Arsenal	40	978	0.2%	24.74
Regional Office	555	18,449	3.3%	33.16
2022	1,961	65,639	11.7%	33.44
Ft Meade/BW Corridor	1,325	48,802	8.6%	36.79
NoVA Defense/IT	165	5,531	1.0%	33.51
Navy Support	231	6,592	1.2%	28.58
Redstone Arsenal	256	5,892	1.0%	23.00
Regional Office	145	4,584	0.8%	31.58
2023	2,122	71,400	12.6%	33.62
Ft Meade/BW Corridor	1,111	41,099	7.3%	36.95
NoVA Defense/IT	408	14,458	2.6%	35.44
Navy Support	276	6,491	1.1%	23.52
Redstone Arsenal	75	1,852	0.3%	24.56
Data Center Shells-Unconsolidated JV Properties	546	669	0.1%	12.25
Regional Office	78	2,410	0.4%	30.56
2024	2,494	66,978	11.9%	33.40
Ft Meade/BW Corridor	1,582	55,525	9.8%	35.03
NoVA Defense/IT	280	11,660	2.1%	41.65
Lackland Air Force Base	703	39,339	7.0%	55.98
Navy Support	93	1,746	0.3%	18.75
Redstone Arsenal	253	5,337	0.9%	20.96
Data Center Shells-Unconsolidated JV Properties	121	156	—%	12.93
Regional Office	110	4,127	0.7%	37.45
2025	3,142	117,890	20.9%	38.82
Thereafter
Consolidated Properties	7,380	224,190	39.8%	29.69
Unconsolidated JV Properties	2,515	3,719	0.7%	14.79
Core Portfolio	20,109	$564,670	100.0%	$32.43

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	20,109	$564,670	99.6%	$32.43
Other Properties	104	2,524	0.4%	24.10
Total Portfolio	20,213	$567,194	100.0%	$32.38
Consolidated Portfolio	17,031	$562,650
Unconsolidated JV Properties	3,182	$4,544

Note: As of 9/30/21, the weighted average lease term was 5.4 years for the core and total portfolio and 5.2 years for the consolidated portfolio.

Wholesale Data Center

Year of Expiration	Capacity (MW)	Annualized Rental Revenue of Expiring Leases (3)
2021 (5)	11.25	$14,908
2022	1.15	2,454
2023	1.19	2,295
2024	—	11
2025	3.10	5,328
Thereafter	—	291
	16.69	$25,287

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/21 of 284,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/21 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.
(5)An 11.25MW lease that expired in August 2020 remains in place until renewed by both parties or terminated by either party.

Corporate Office Properties Trust
2022 Core Portfolio Quarterly Lease Expiration Analysis as of 9/30/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	202	$7,109	1.3%	$35.12
NoVA Defense/IT	11	262	—%	22.86
Navy Support	96	2,402	0.4%	25.13
Regional Office	211	5,748	1.0%	27.15
Q1 2022	520	15,521	2.7%	29.79
Ft Meade/BW Corridor	255	8,369	1.5%	32.79
NoVA Defense/IT	58	1,981	0.4%	34.21
Navy Support	37	1,803	0.3%	48.93
Regional Office	45	1,648	0.3%	36.58
Q2 2022	395	13,801	2.5%	34.94
Ft Meade/BW Corridor	261	9,419	1.7%	36.06
NoVA Defense/IT	6	224	—%	36.60
Navy Support	60	1,178	0.2%	19.60
Redstone Arsenal	10	281	—%	27.32
Regional Office	17	604	0.1%	34.03
Q3 2022	354	11,706	2.0%	32.93
Ft Meade/BW Corridor	315	11,341	2.0%	36.12
NoVA Defense/IT	33	1,284	0.2%	38.59
Navy Support	33	839	0.1%	25.53
Redstone Arsenal	29	697	0.1%	23.83
Regional Office	282	10,450	1.9%	37.05
Q4 2022	692	24,611	4.3%	35.60

	1,961	$65,639	11.7%	$33.44

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/21.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/21 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Tenants as of 9/30/21 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$208,672	35.2%	5,057	4.6
Fortune 100 Company		54,976	9.3%	4,983	8.8
General Dynamics Corporation		33,107	5.6%	752	2.2
The Boeing Company		17,577	3.0%	610	1.7
CACI International Inc		13,561	2.3%	354	3.5
Peraton Corp.		12,421	2.1%	349	6.5
CareFirst Inc.		11,409	1.9%	312	1.4
Booz Allen Hamilton, Inc.		11,055	1.9%	297	3.5
Northrop Grumman Corporation		8,121	1.4%	284	2.2
Wells Fargo & Company		7,063	1.2%	172	6.4
Raytheon Technologies Corporation		6,684	1.1%	202	1.5
Yulista Holding, LLC		6,494	1.1%	366	8.2
AT&T Corporation		6,287	1.1%	321	8.0
Miles and Stockbridge, PC		6,180	1.0%	160	6.0
Mantech International Corp.		5,926	1.0%	195	3.3
Morrison & Foerster, LLP		5,925	1.0%	102	15.5
Jacobs Engineering Group Inc.		5,312	0.9%	165	7.2
Transamerica Life Insurance Company		5,296	0.9%	140	0.3
The Mitre Corporation		4,922	0.8%	152	4.7
University of Maryland		4,700	0.8%	146	6.2
Subtotal Top 20 Tenants		435,688	73.6%	15,119	5.8
All remaining tenants		156,793	26.4%	5,094	3.9
Total/Weighted Average		$592,481	100.0%	20,213	5.4

(1)Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $4.5 million (see page 33 for additional information).
(2)Total ARR is the monthly contractual base rent as of 9/30/21, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/21, $5.7 million of our ARR was through the General Services Administration (GSA), representing 2.7% of our ARR from the United States Government and 1.0% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
Quarter Ended 6/30/21
90% interest in MP 1 and 2 (1)	Data Center Shells	Northern Virginia	2	432	6/2/21	100.0%	$107

(1)We sold a 90% interest in these properties based on an aggregate property value of $119 million and retained a 10% interest in the properties through, BRE-COPT 3, an unconsolidated real estate JV.

Corporate Office Properties Trust
Summary of Development Projects as of 9/30/21 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 10/14/21	as of 9/30/21 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road (4)	College Park, Maryland	102	54%	$30,734	$24,687	$16,756	4Q 20	4Q 21
560 National Business Parkway	Annapolis Junction, Maryland	183	100%	66,325	26,629	—	2Q 22	4Q 22
Subtotal / Average		285	84%	97,059	51,316	16,756

Navy Support:
Expedition VII	St. Mary’s County, Maryland	29	62%	8,907	4,810	—	4Q 21	4Q 22

Redstone Arsenal:
6000 Redstone Gateway (5)	Huntsville, Alabama	42	100%	9,928	8,897	7,852	4Q 20	4Q 21
8000 Rideout Road (6)	Huntsville, Alabama	100	88%	28,070	20,178	6,465	2Q 21	2Q 22
6200 Redstone Gateway	Huntsville, Alabama	172	91%	53,900	9,683	—	1Q 23	1Q 23
8300 Rideout Road	Huntsville, Alabama	131	100%	51,100	15,316	—	3Q 22	3Q 22
8200 Rideout Road	Huntsville, Alabama	131	100%	52,100	12,326	—	4Q 22	4Q 22
7000 Redstone Gateway	Huntsville, Alabama	46	46%	11,600	966	—	1Q 23	1Q 24
300 Secured Gateway	Huntsville, Alabama	205	100%	59,700	2,060	—	1Q 24	1Q 24
Subtotal / Average		827	94%	266,398	69,426	14,317

Data Center Shells:
Oak Grove C	Northern Virginia	265	100%	92,700	51,391	—	1Q 22	1Q 22
PS A	Northern Virginia	227	100%	65,600	6,085	—	2Q 23	2Q 23
PS B	Northern Virginia	193	100%	55,000	5,129	—	2Q 24	2Q 24
Subtotal / Average		685	100%	213,300	62,605	—

Total Under Development		1,826	94%	$585,664	$188,157	$31,073

(1)Includes properties under, or contractually committed for, development as of 9/30/21.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 55,000 square feet were operational as of 9/30/21.
(5)Although classified as under development, 32,000 square feet were operational as of 9/30/21.
(6)Although classified as under development, 20,000 square feet were operational as of 9/30/21.

Corporate Office Properties Trust
Development Placed in Service as of 9/30/21
(square feet in thousands)

		Total Property		Square Feet Placed in Service						Total Space Placed in Service % Leased as of 9/30/21
	Property Segment	% Leased as of 9/30/21	Rentable Square Feet	Prior Year	2021				Total
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	Total 2021
7100 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	46	—	46	—	—	46	46	100%
8000 Rideout Road Huntsville, Alabama	Redstone Arsenal	88%	100	—	—	9	11	20	20	100%
2100 L Street Washington, D.C.	Regional Office	59%	188	107	—	81	—	81	188	59%
Project EL San Antonio, Texas	Lackland Air Force Base	100%	107	—	—	107	—	107	107	100%
610 Guardian Way Annapolis Junction, Maryland	Fort Meade/BW Corridor	100%	107	—	—	—	107	107	107	100%
NoVA Office C Chantilly, Virginia	NoVA Defense/IT	100%	348	—	—	—	348	348	348	100%
Total Development Placed in Service		90%	896	107	46	197	466	709	816	90%
% Leased as of 9/30/21					100%	60%	100%	89%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/21 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	146	1,816
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	291	3,444
NoVA Defense/IT	29	1,133
Navy Support	38	64
Redstone Arsenal (2)	310	2,439
Data Center Shells	43	913
Total Defense/IT Locations	711	7,993
Regional Office	10	900
Total land owned/controlled for future development	721	8,893	$224,453

Other land owned/controlled	43	638	3,434
Land held, net	764	9,531	$227,887

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Gross Debt Balance at 9/30/21

Debt
Secured debt	3.0	3.65%	3.78%	$171,762
Unsecured debt	5.9	2.58%	2.99%	2,010,911
Total Consolidated Debt	5.7	2.66%	3.05%	$2,182,673

Fixed rate debt (3)	6.5	2.95%	3.10%	$2,122,673
Variable rate debt	1.5	1.14%	1.10%	60,000
Total Consolidated Debt				$2,182,673

Common Equity
Common Shares				112,325
Common Units (4)				1,428
Total Common Shares and Units				113,753

Closing Common Share Price on 9/30/21				$26.98
Equity Market Capitalization				$3,069,056

Total Market Capitalization				$5,251,729
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts of $284.2 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	10/8/21
Moody’s	Baa3	Stable	3/3/21
Standard & Poor’s	BBB-	Stable	3/3/21

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/21
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$10,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,552	$15,902	Feb-23
Senior Unsecured Notes					100 & 30 Light Street	4.32%		49,625	47,676	Jun-23
5.00% due 2025	5.00%	300,000	Jul-25		LW Redstone:
2.25% due 2026	2.25%	400,000	Mar-26		1000, 1200 & 1100 Redstone
2.00% due 2029	2.00%	400,000	Jan-29		Gateway (3)	4.47%	(4)	30,926	27,649	Jun-24
2.75% due 2031	2.75%	600,000	Apr-31		4000 & 4100 Market Street and
Subtotal - Senior Unsecured Notes	2.85%	$1,700,000			8800 Redstone Gateway (2)(3)	L + 1.55%		23,000	22,100	Mar-25	(5)
					M Square:
Unsecured Bank Term Loans					5825 & 5850 University Research
2022 Maturity	L + 1.00%	$300,000	Dec-22	(2)	Court (3)	3.82%		40,479	35,603	Jun-26
Other Unsecured Debt	0.00%	911	May-26		5801 University Research Court (2)(3)	L + 1.45%		11,180	10,020	Aug-26
Total Unsecured Debt	2.58%	$2,010,911			Total Secured Debt	3.65%		$171,762

Debt Summary
Total Unsecured Debt	2.58%	$2,010,911
Total Secured Debt	3.65%	171,762
Consolidated Debt	2.66%	$2,182,673
Net discounts and deferred financing costs		(22,941)
Debt, per balance sheet		$2,159,732

Consolidated Debt		$2,182,673
COPT’s share of unconsolidated JV gross debt		26,250
Gross debt		$2,208,923
(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/21 (continued)

(1)Revolving Credit Facility maturity of $10.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2)Includes the effect of $284.2 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 9/30/21					As of and for Three Months Ended 9/30/21
Senior Note Covenants (1)	Required	Other Notes	5.00% Notes		Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	39.7%	40.2%		Total Debt / Total Assets	< 60%	37.0%
Secured Debt / Total Assets	< 40%	3.1%	3.7%		Secured Debt / Total Assets	< 40%	2.9%
Debt Service Coverage	> 1.5x	5.0x	5.1x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.7x
Unencumbered Assets / Unsecured Debt	> 150%	251.8%	251.8%		Unsecured Debt / Unencumbered Assets	< 60%	37.2%
					Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.3x

Debt Ratios		Page Refer.			Unencumbered Portfolio Analysis
Gross debt		29	$2,208,923		# of unencumbered properties		160
Adjusted book		36	$5,574,260		% of total portfolio		86%
Net debt / adjusted book ratio			39.4%		Unencumbered square feet in-service		17,683
Net debt		36	$2,193,823		% of total portfolio		82%
Net debt adj. for fully-leased development		36	$2,073,842		NOI from unencumbered real estate operations		$82,983
In-place adjusted EBITDA		10	$87,231		% of total NOI from real estate operations		92%
Net debt / in-place adjusted EBITDA ratio			6.3	x	Adjusted EBITDA from unencumbered real estate operations		$76,515
Net debt adj. for fully-leased development / in-place adj. EBITDA ratio			5.9	x	% of total adjusted EBITDA from real estate operations		91%
Denominator for debt service coverage		35	$15,642		Unencumbered adjusted book		$5,127,439
Denominator for fixed charge coverage		35	$17,405		% of total adjusted book		92%
Adjusted EBITDA		10	$83,991
Adjusted EBITDA debt service coverage ratio			5.4	x
Adjusted EBITDA fixed charge coverage ratio			4.8	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 9/30/21
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 9/30/21 (1)	NOI for the Nine Months Ended 9/30/21 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	368	98.0%	98.0%	$1,789	$5,350	$86,982	$51,659	50%
Huntsville, Alabama:
LW Redstone Company, LLC (16 properties)	1,383	100.0%	100.0%	5,657	16,168	296,506	53,926	85%	(3)
Washington, D.C.:
Stevens Place (1 property)	188	56.9%	58.7%	675	2,795	164,189	—	95%
Total/Average	1,939	95.4%	95.6%	$8,121	$24,313	$547,677	$105,585

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	395	$13,652	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,214	156,990	—	85%	(3)
Total	3,609	$170,642	$—

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(4)Total assets include $71.3 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 9/30/21
(dollars and square feet in thousands)

Joint venture information (1)	BREIT-COPT	BRE-COPT 2	BRE-COPT 3
COPT ownership %	10%	10%	10%
COPT’s investment	$12,620	$15,735	$11,949
# of Properties	9	8	2
Square Feet	1,472	1,278	432
% Occupied	100%	100%	100%
COPT’s share of ARR	$2,166	$1,747	$631

Balance sheet information	Total	COPT’s Share (2)
Operating properties, net	$686,233	$68,623
Total assets	$750,674	$75,067
Debt	$261,697	$26,170
Total liabilities	$274,983	$27,498

	Three Months Ended 9/30/21		Nine Months Ended 9/30/21
Operating information (1)	Total	COPT’s Share (2)	Total	COPT’s Share (2)
Revenue	$12,463	$1,232	$34,720	$3,458
Operating expenses	(1,708)	(172)	(5,069)	(508)
NOI and EBITDA	10,755	1,060	29,651	2,950
Interest expense	(2,375)	(238)	(7,116)	(712)
Depreciation and amortization	(5,713)	(525)	(15,946)	(1,455)
Net income	$2,667	$297	$6,589	$783

NOI (per above)	$10,755	$1,060	$29,651	$2,950
Straight line rent adjustments	(614)	(61)	(1,690)	(169)
Amortization of acquired above- and below-market rents	(477)	(48)	(1,429)	(143)
Cash NOI	$9,664	$951	$26,532	$2,638

(1)Refer to the section entitled “Definitions” for joint venture names. On 6/2/21, we sold a 90% interest in two data center shell properties totaling 432,000 square feet based on an aggregate property value of $119 million and retained a 10% interest in the properties through BRE-COPT 3.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
NOI from real estate operations (1)
Real estate revenues	$146,590	$144,423	$145,164	$139,628	$134,443	$436,177	$399,097
Property operating expenses	(57,190)	(54,616)	(56,974)	(52,085)	(51,552)	(168,780)	(151,755)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,060	973	917	1,761	1,752	2,950	5,190
NOI from real estate operations	90,460	90,780	89,107	89,304	84,643	270,347	252,532
General and administrative expenses	(7,269)	(7,293)	(6,062)	(7,897)	(5,558)	(20,624)	(17,372)
Leasing expenses	(2,073)	(1,929)	(2,344)	(1,993)	(1,909)	(6,346)	(5,739)
Business development expenses and land carry costs	(1,093)	(1,372)	(1,094)	(999)	(1,094)	(3,559)	(3,474)
NOI from construction contracts and other service operations	957	906	765	837	1,103	2,628	2,188
Equity in loss of unconsolidated non-real estate entities	—	(2)	(2)	(2)	(1)	(4)	(4)
Interest and other income	1,818	2,228	1,865	3,341	1,746	5,911	5,233
Credit loss recoveries (expense) (3)	326	(193)	907	772	1,465	1,040	161
Interest expense	(15,720)	(15,942)	(17,519)	(17,148)	(17,152)	(49,181)	(50,789)
Loss on early extinguishment of debt	(1,159)	(25,228)	(33,166)	(4,069)	(3,237)	(59,553)	(3,237)
Loss on interest rate derivatives	—	—	—	—	(53,196)	—	(53,196)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(238)	(235)	(239)	(432)	(455)	(712)	(1,359)
Income tax expense	(47)	(24)	(32)	(258)	(16)	(103)	(95)
FFO - per Nareit (1)	$65,962	$41,696	$32,186	$61,456	$6,339	$139,844	$124,849

Real estate revenues
Lease revenue
Fixed contractual payments	$114,309	$113,423	$112,425	$110,748	$106,743	$340,157	$314,845
Variable lease payments (4)	31,440	30,235	32,199	28,345	27,132	93,874	82,189
Lease revenue	145,749	143,658	144,624	139,093	133,875	434,031	397,034
Other property revenue	841	765	540	535	568	2,146	2,063
Real estate revenues	$146,590	$144,423	$145,164	$139,628	$134,443	$436,177	$399,097

Provision for credit losses (recoveries) on billed lease revenue	$(1)	$(5)	$—	$41	$212	$(6)	$215
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 33 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Total interest expense	$15,720	$15,942	$17,519	$17,148	$17,152	$49,181	$50,789
Less: Amortization of deferred financing costs	(736)	(811)	(793)	(664)	(658)	(2,340)	(1,875)
Less: Amortization of net debt discounts, net of amounts capitalized	(567)	(520)	(542)	(504)	(453)	(1,629)	(1,229)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	236	236	234	422	444	706	1,327
Denominator for interest coverage	14,653	14,847	16,418	16,402	16,485	45,918	49,012
Scheduled principal amortization	989	959	962	1,048	1,033	2,910	3,077
Denominator for debt service coverage	15,642	15,806	17,380	17,450	17,518	48,828	52,089
Capitalized interest	1,763	1,707	1,805	2,620	2,908	5,275	9,440
Preferred unit distributions	—	—	—	69	77	—	231
Denominator for fixed charge coverage	$17,405	$17,513	$19,185	$20,139	$20,503	$54,103	$61,760

Common share dividends - unrestricted shares and deferred shares	$30,813	$30,811	$30,805	$30,764	$30,763	$92,429	$92,278
Common share dividends - restricted shares and deferred shares	70	77	97	94	80	244	258
Common unit distributions - unrestricted units	347	347	347	341	341	1,041	1,021
Common unit distributions - restricted units	52	52	51	31	25	155	75
Preferred unit distributions	—	—	—	69	77	—	231
Total dividends/distributions	$31,282	$31,287	$31,300	$31,299	$31,286	$93,869	$93,863

Common share dividends - unrestricted shares and deferred shares	$30,813	$30,811	$30,805	$30,764	$30,763	$92,429	$92,278
Common unit distributions - unrestricted units	347	347	347	341	341	1,041	1,021
Common unit distributions - dilutive restricted units	6	—	—	—	—	19	—
Distributions on dilutive preferred units	—	—	—	69	—	—	—
Dividends and distributions for diluted FFO payout ratio	31,166	31,158	31,152	31,174	31,104	93,489	93,299
Distributions on dilutive preferred units	—	—	—	—	77	—	231
Dividends and distributions for other payout ratios	$31,166	$31,158	$31,152	$31,174	$31,181	$93,489	$93,530

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Total assets	$4,151,138	$4,052,032	$4,112,948	$4,077,023	$4,120,189
Accumulated depreciation	1,202,780	1,182,432	1,157,059	1,124,253	1,095,441
Accumulated depreciation included in assets held for sale	12,146	—	—	—	—
Accumulated amort. of real estate intangibles and deferred leasing costs	219,179	219,666	217,811	217,124	215,651
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	3,102	—	—	—	—
COPT’s share of liabilities of unconsolidated real estate JVs	27,498	27,529	27,603	26,710	50,957
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	3,161	2,578	2,043	1,489	10,640
Less: Property - operating lease liabilities	(29,630)	(29,909)	(30,176)	(30,746)	(26,382)
Less: Property - finance lease liabilities	(14)	(18)	(28)	(28)	(28)
Less: Cash and cash equivalents	(14,570)	(17,182)	(36,139)	(18,369)	(11,458)
Less: COPT’s share of cash of unconsolidated real estate JVs	(530)	(373)	(202)	(152)	(538)
Adjusted book	$5,574,260	$5,436,755	$5,450,919	$5,397,304	$5,454,472

Gross debt (page 29)	$2,208,923	$2,157,325	$2,257,854	$2,127,715	$2,247,523
Less: Cash and cash equivalents	(14,570)	(17,182)	(36,139)	(18,369)	(11,458)
Less: COPT’s share of cash of unconsolidated real estate JVs	(530)	(373)	(202)	(152)	(538)
Net debt	$2,193,823	$2,139,770	$2,221,513	$2,109,194	$2,235,527
Preferred equity	—	—	—	—	8,800
Net debt plus preferred equity	$2,193,823	$2,139,770	$2,221,513	$2,109,194	$2,244,327
Costs incurred on fully-leased development properties	(119,981)	(171,453)	(128,032)	(114,532)	(149,201)
Net debt adjusted for fully-leased development plus preferred equity	$2,073,842	$1,968,317	$2,093,481	$1,994,662	$2,095,126

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of outstanding preferred equity.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased.

Net debt adjusted for fully-leased development plus preferred equity
Defined as Net debt less costs incurred on properties under development that were 100% leased plus the total liquidation preference of outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio, Net debt plus preferred equity to in-place adjusted EBITDA ratio, Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt, Net debt plus preferred equity, Net debt adjusted for fully-leased development or Net debt adjusted for fully-leased development plus preferred equity divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Corporate Office Properties Trust
Definitions
Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

BRE-COPT 2 — B RE COPT DC JV II LLC, a real estate JV formed in 2020.

BRE-COPT 3 — B RE COPT DC JV III LLC, a real estate JV formed in 2021.

BREIT-COPT — BREIT COPT DC JV LLC, a real estate JV formed in 2019.

Development Properties — Properties under, or contractually committed for, development.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Corporate Office Properties Trust
Definitions

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports Third Quarter 2021 Results
Raises Midpoint of Full Year Guidance Another 1-Cent, Implying 7.1% Growth
in FFO per Share, as Adjusted for Comparability

Stronger 3Q Results Drive Higher Full-Year Expectations
_______________________________________________________________

Reported EPS of $0.24 in 3Q21;
3Q FFO per Share, as Adjusted for Comparability, of $0.57 was 1-Cent Above
High-End of Guidance

Same-Property Cash NOI Increase of 4.8% in the Quarter;
Increasing Midpoint of Same-Property Cash NOI Guidance for the Year

Core Portfolio 93.5% Occupied & 94.8% Leased

1.8 Million SF of Active Developments are 94% Leased
_______________________________________________________________

Solid Leasing Activity

Total Leasing of 1.0 Million SF in the Quarter and 2.7 Million SF for First Nine Months of 2021
Included 215,000 SF and 420,000 SF of Vacancy Leasing, Respectively

Tenant Retention of 76% in the Quarter and 75% for the First Nine Months and
Changes in Cash Rents In-Line with Expectations

1.2 Million SF of Development Leasing Accomplished To-Date Surpasses 2021 Goal
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) October 28, 2021 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the third quarter ended September 30, 2021.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our portfolio of office and data center properties that support priority missions at U.S. defense installations continues to produce strong results, and distinguishes us from other office companies. Demand for our Defense/IT Locations has driven 1.2 million square feet of development leasing to-date, which exceeds our 2021 goal. Vacancy leasing in the third quarter was a very strong 215,000 square feet--our best quarterly volume since the third quarter of 2019--and brought our total for the nine months to 420,000 square feet. Importantly, tenants are committing to lease term lengths that are at or above pre-pandemic levels. Our Development Leasing Pipeline and Activity Ratio remain robust, which leads us to expect customers to continue making long-term commitments to our Defense/IT Locations. Based on our outperformance
i

this quarter, we are increasing the midpoint of full-year guidance for FFO per share, as adjusted for comparability, to $2.27, which is 8-cents above our original midpoint and represents 7.1% growth over 2020’s elevated results.”

Financial Highlights

3rd Quarter Financial Results:
•Diluted earnings (loss) per share (“EPS”) was $0.24 for the quarter ended September 30, 2021 compared to ($0.29) for the third quarter of 2020.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.56 for the third quarter of 2021 compared to $0.04 for third quarter 2020.

•FFOPS, as adjusted for comparability, was $0.57 for the third quarter of 2021 compared to $0.54 for the third quarter of 2020.

Operating Performance Highlights

Operating Portfolio Summary:
•At September 30, 2021, the Company’s core portfolio of 184 operating office and data center shell properties was 93.5% occupied and 94.8% leased.

•During the quarter, the Company placed into service 466,000 square feet that were 100% leased.

Same-Property Performance:
•At September 30, 2021, COPT’s same-property portfolio of 159 buildings was 92.2% occupied and 93.7% leased.

•For the quarter ended September 30, 2021, the Company’s same-property cash NOI increased 4.8% over the prior year’s comparable period.

Leasing:
•Total Square Feet Leased: For the quarter ended September 30, 2021, the Company leased 1.0 million square feet, including 553,000 square feet of renewals, 274,000 square feet in development projects, and 215,000 square feet of new leases on vacant space. For the nine months ended September 30, 2021, the Company executed 2.7 million square feet of leasing, including 1.4 million square feet of renewals, 915,000 square feet in development projects, and 420,000 square feet of vacancy leasing.

•Renewal Rates: During the quarter and nine months ended September 30, 2021, the Company renewed 75.7% and 74.6%, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and nine months ended September 30, 2021, cash rents on renewed space decreased 0.6% and 0.3%, respectively. For the same time periods, annual escalations on renewing leases averaged 1.7% and 2.4%, respectively.

•Lease Terms: In the third quarter of 2021, lease terms averaged 3.1 years on renewing leases, 9.3 years on new leasing of vacant space, and 17.0 years on development leasing. For the first nine months, lease terms averaged 3.8 years on renewing leases, 8.6 years on vacancy leasing, and 14.1 years on development leasing.

•Post-Quarter Development Leasing: In October, the Company completed two build-to-suit leases totaling 263,000 square feet with a defense contractor at Redstone Gateway. Details of those leases can be found in a separate press release issued this same date.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of 13 properties totaling 1.8 million square feet that are 94% leased. These projects have a total estimated cost of $585.7 million, of which $188.2 million has been incurred.

Balance Sheet and Capital Transaction Highlights
•In August, the Company issued $400 million of 2.000% senior unsecured notes due 2029. The Company used net proceeds from this issuance to repay $100.0 million of its term loan facility due December 2022, retire the outstanding $89.0 million balance of a construction loan, and repay borrowings under its unsecured credit facility.

•At September 30, 2021, the Company’s net debt to adjusted book ratio was 39.4% and its net debt to in-place adjusted EBITDA ratio was 6.3x. As of the same date, net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 5.9x. For the quarter ended September 30, 2021, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.8x.

•At September 30, 2021, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.05% with a weighted average maturity of 5.7 years; additionally, 97.3% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2021 conference call; the presentation can be viewed and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

2021 Guidance
Management is increasing its full-year guidance for EPS and FFOPS, per Nareit and as adjusted for comparability from the prior ranges of $0.72-$0.76, $1.73-$1.77, and $2.24-$2.28, respectively, to new ranges of $0.76-$0.78, $1.74-$1.76, and $2.26-$2.28, respectively. To account for the expected timing of repair and maintenance projects, management is lowering its prior guidance ranges for EPS and FFOPS (per Nareit and as adjusted for comparability) for the fourth quarter from $0.21-$0.23 and $0.56-$0.58, respectively, to $0.20-$0.22 and $0.55-$0.57, respectively. Reconciliations of projected EPS to projected FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter ending		Year ending
	December 31, 2021		December 31, 2021
	Low	High	Low	High
EPS	$0.20	$0.22	$0.76	$0.78
Real estate-related depreciation and amortization	0.35	0.35	1.33	1.33
Gain on sales of real estate	—	—	(0.35)	(0.35)
FFOPS, Nareit definition	0.55	0.57	1.74	1.76
Loss on early extinguishment of debt	—	—	0.52	0.52
FFOPS, as adjusted for comparability	$0.55	$0.57	$2.26	$2.28

Conference Call Information
Management will discuss third quarter 2021 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, October 29, 2021
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)     661-378-9894
Passcode:     9759656

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, October 29, through 2:00 p.m. Eastern Time on Friday, November 12. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 9759656.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2021, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 19 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 184 office and data center shell properties encompassed 21.5 million square feet and was 94.8% leased; the Company also owned one wholesale data center with a capacity of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Revenues from real estate operations	$146,590	$134,443	$436,177	$399,097
Construction contract and other service revenues	28,046	20,323	64,592	46,240
Total revenues	174,636	154,766	500,769	445,337
Operating expenses
Property operating expenses	57,190	51,552	168,780	151,755
Depreciation and amortization associated with real estate operations	36,611	35,332	111,487	101,540
Construction contract and other service expenses	27,089	19,220	61,964	44,052
Impairment losses	—	1,530	—	1,530
General and administrative expenses	7,269	5,558	20,624	17,372
Leasing expenses	2,073	1,909	6,346	5,739
Business development expenses and land carry costs	1,093	1,094	3,559	3,474
Total operating expenses	131,325	116,195	372,760	325,462
Interest expense	(15,720)	(17,152)	(49,181)	(50,789)
Interest and other income	1,818	1,746	5,911	5,233
Credit loss recoveries	326	1,465	1,040	161
Gain on sales of real estate	(32)	—	39,711	5
Loss on early extinguishment of debt	(1,159)	(3,237)	(59,553)	(3,237)
Loss on interest rate derivatives	—	(53,196)	—	(53,196)
Income (loss) before equity in income of unconsolidated entities and income taxes	28,544	(31,803)	65,937	18,052
Equity in income of unconsolidated entities	297	477	779	1,372
Income tax expense	(47)	(16)	(103)	(95)
Net income (loss)	28,794	(31,342)	66,613	19,329
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(357)	386	(831)	(185)
Preferred units in the OP	—	(77)	—	(231)
Other consolidated entities	(1,336)	(812)	(2,949)	(3,207)
Net income (loss) attributable to COPT common shareholders	$27,101	$(31,845)	$62,833	$15,706

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$27,101	$(31,845)	$62,833	$15,706
Amount allocable to share-based compensation awards	(79)	(145)	(320)	(359)
Redeemable noncontrolling interests	(89)	—	(82)	—
Numerator for diluted EPS	$26,933	$(31,990)	$62,431	$15,347
Denominator:
Weighted average common shares - basic	111,985	111,811	111,949	111,778
Dilutive effect of share-based compensation awards	375	—	285	278
Dilutive effect of redeemable noncontrolling interests	138	—	130	—
Weighted average common shares - diluted	112,498	111,811	112,364	112,056
Diluted EPS	$0.24	$(0.29)	$0.56	$0.14
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$28,794	$(31,342)	$66,613	$19,329
Real estate-related depreciation and amortization	36,611	35,332	111,487	101,540
Impairment losses on real estate	—	1,530	—	1,530
Gain on sales of real estate	32	—	(39,711)	(5)
Depreciation and amortization on unconsolidated real estate JVs	525	819	1,455	2,455
Funds from operations (“FFO”)	65,962	6,339	139,844	124,849
FFO allocable to other noncontrolling interests	(1,696)	(1,074)	(4,025)	(14,614)
Basic FFO allocable to share-based compensation awards	(313)	(119)	(663)	(449)
Noncontrolling interests - preferred units in the OP	—	(77)	—	(231)
Basic FFO available to common share and common unit holders (“Basic FFO”)	63,953	5,069	135,156	109,555
Redeemable noncontrolling interests	(68)	—	1	103
Diluted FFO adjustments allocable to share-based compensation awards	13	—	27	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	63,898	5,069	135,184	109,658
Loss on early extinguishment of debt	1,159	3,237	59,553	3,237
Loss on interest rate derivatives	—	53,196	—	53,196
Demolition costs on redevelopment and nonrecurring improvements	129	11	431	63
Dilutive preferred units in the OP	—	77	—	231
FFO allocation to other noncontrolling interests resulting from capital event	—	—	—	11,090
Diluted FFO comparability adjustments for redeemable noncontrolling interests	—	34	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(7)	(139)	(300)	(307)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	65,179	61,485	194,868	177,168
Straight line rent adjustments and lease incentive amortization	(1,806)	(1,009)	(6,451)	662
Amortization of intangibles and other assets included in net operating income	41	(39)	122	(186)
Share-based compensation, net of amounts capitalized	2,048	1,727	5,961	4,754
Amortization of deferred financing costs	736	658	2,340	1,875
Amortization of net debt discounts, net of amounts capitalized	567	453	1,629	1,229
Replacement capital expenditures	(13,331)	(13,085)	(38,656)	(46,971)
Other diluted AFFO adjustments associated with real estate JVs	201	150	620	(6)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$53,635	$50,340	$160,433	$138,525
Diluted FFO per share	$0.56	$0.04	$1.19	$0.97
Diluted FFO per share, as adjusted for comparability	$0.57	$0.54	$1.71	$1.56
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2021	December 31, 2020
Balance Sheet Data
Properties, net of accumulated depreciation	$3,607,122	$3,562,549
Total assets	4,151,138	4,077,023
Debt, per balance sheet	2,159,732	2,086,918
Total liabilities	2,454,353	2,357,881
Redeemable noncontrolling interests	26,006	25,430
Equity	1,670,779	1,693,712
Net debt to adjusted book	39.4%	39.1%

Core Portfolio Data (as of period end) (1)
Number of operating properties	184	179
Total operational square feet (in thousands)	21,503	20,802
% Occupied	93.5%	94.3%
% Leased	94.8%	95.0%

For the Three Months Ended September 30,	For the Nine Months Ended September 30,
2021	2020	2021	2020
Payout ratios
Diluted FFO	48.8%	613.6%	69.2%	85.1%
Diluted FFO, as adjusted for comparability	47.8%	50.7%	48.0%	52.8%
Diluted AFFO	58.1%	61.9%	58.3%	67.5%
Adjusted EBITDA fixed charge coverage ratio	4.8	x	3.9	x	4.7	x	3.8	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (2)	6.3	x	6.8	x	N/A	N/A
Net debt adj. for fully-leased development plus pref. equity to in-place adj. EBITDA ratio (3)	5.9	x	6.4	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,498	111,811	112,364	112,056
Weighted average common units	1,262	1,240	1,257	1,235
Anti-dilutive EPS effect of share-based compensation awards	—	274	26	—
Redeemable noncontrolling interests	—	—	—	125
Denominator for diluted FFO per share	113,760	113,325	113,647	113,416
Redeemable noncontrolling interests	—	109	—	—
Dilutive convertible preferred units	—	176	—	176
Denominator for diluted FFO per share, as adjusted for comparability	113,760	113,610	113,647	113,592

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Represents net debt less costs incurred on properties under development that were 100% leased as of period end plus the total liquidation preference of preferred equity divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,813	$30,763	$92,429	$92,278
Common unit distributions - unrestricted units	347	341	1,041	1,021
Common unit distributions - dilutive restricted units	6	—	19	—
Dividends and distributions for diluted FFO payout ratio	31,166	31,104	93,489	93,299
Distributions on dilutive preferred units	—	77	—	231
Dividends and distributions for other payout ratios	$31,166	$31,181	$93,489	$93,530

Reconciliation of GAAP net income (loss) to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income (loss)	$28,794	$(31,342)	$66,613	$19,329
Interest expense	15,720	17,152	49,181	50,789
Income tax expense	47	16	103	95
Real estate-related depreciation and amortization	36,611	35,332	111,487	101,540
Other depreciation and amortization	589	457	2,189	1,324
Impairment losses on real estate	—	1,530	—	1,530
Gain on sales of real estate	32	—	(39,711)	(5)
Adjustments from unconsolidated real estate JVs	763	1,274	2,167	3,814
EBITDAre	82,556	24,419	192,029	178,416
Loss on early extinguishment of debt	1,159	3,237	59,553	3,237
Loss on interest rate derivatives	—	53,196	—	53,196
Net loss (gain) on other investments	—	250	(63)	252
Credit loss recoveries	(326)	(1,465)	(1,040)	(161)
Business development expenses	473	414	1,605	1,630
Demolition costs on redevelopment and nonrecurring improvements	129	11	431	63
Adjusted EBITDA	83,991	80,062	$252,515	$236,633
Proforma net operating income adjustment for property changes within period	3,240	1,631
Change in collectability of deferred rental revenue	—	224
In-place adjusted EBITDA	$87,231	$81,917

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$15,720	$17,152	$49,181	$50,789
Less: Amortization of deferred financing costs	(736)	(658)	(2,340)	(1,875)
Less: Amortization of net debt discounts, net of amounts capitalized	(567)	(453)	(1,629)	(1,229)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	236	444	706	1,327
Scheduled principal amortization	989	1,033	2,910	3,077
Capitalized interest	1,763	2,908	5,275	9,440
Preferred unit distributions	—	77	—	231
Denominator for fixed charge coverage-Adjusted EBITDA	$17,405	$20,503	$54,103	$61,760

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$8,654	$6,950	$24,096	$27,177
Building improvements	7,793	10,400	18,192	26,537
Leasing costs	2,939	1,934	6,873	6,918
Net (exclusions from) additions to tenant improvements and incentives	(1,523)	(943)	389	1,412
Excluded building improvements and leasing costs	(4,532)	(5,256)	(10,894)	(15,073)
Replacement capital expenditures	$13,331	$13,085	$38,656	$46,971

Same Properties cash NOI	$77,219	$73,697	$227,312	$224,024
Straight line rent adjustments and lease incentive amortization	(1,671)	(571)	(3,930)	(1,582)
Amortization of acquired above- and below-market rents	99	98	296	291
Amortization of intangibles and other assets to property operating expenses	—	(23)	—	(69)
Lease termination fees, net	853	455	3,309	693
Tenant funded landlord assets and lease incentives	191	342	810	690
Cash NOI adjustments in unconsolidated real estate JV	37	48	119	150
Same Properties NOI	$76,728	$74,046	$227,916	$224,197

	September 30, 2021	December 31, 2020
Reconciliation of total assets to adjusted book
Total assets	$4,151,138	$4,077,023
Accumulated depreciation	1,202,780	1,124,253
Accumulated depreciation included in assets held for sale	12,146	—
Accumulated amortization of real estate intangibles and deferred leasing costs	219,179	217,124
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	3,102	—
COPT’s share of liabilities of unconsolidated real estate JVs	27,498	26,710
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	3,161	1,489
Less: Property - operating lease liabilities	(29,630)	(30,746)
Less: Property - finance lease liabilities	(14)	(28)
Less: Cash and cash equivalents	(14,570)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(530)	(152)
Adjusted book	$5,574,260	$5,397,304

	September 30, 2021	December 31, 2020	September 30, 2020
Reconciliation of debt outstanding to net debt and net debt adjusted for fully-leased development plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$2,208,923	$2,127,715	$2,247,523
Less: Cash and cash equivalents	(14,570)	(18,369)	(11,458)
Less: COPT’s share of cash of unconsolidated real estate JVs	(530)	(152)	(538)
Net debt	$2,193,823	$2,109,194	$2,235,527
Preferred equity	—	—	8,800
Net debt plus preferred equity	$2,193,823	$2,109,194	$2,244,327
Costs incurred on fully-leased development properties	(119,981)	(114,532)	(149,201)
Net debt adjusted for fully-leased development plus preferred equity	$2,073,842	$1,994,662	$2,095,126